                                                                     Exhibit 5.1

                                 August 3, 2000

Board of Directors
CFW Communications Company
P.O. Box 1990
Waynesboro, Virginia 22980

      Re:  CFW Communications Company Registration Statement on Form S-4
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                     for Issuance of Shares of Common Stock
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Ladies and Gentlemen:

     We have acted as counsel for CFW Communications Company, a Virginia corporation (the "Company"), in connection with the proposed public offering of the Company's Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-4 (the "Registration Statement").

     This opinion is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's articles of incorporation, the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and such other instruments, documents or other information as we deemed necessary or appropriate in rendering our opinion. Based on such review, we are of the opinion that the Shares have been duly authorized and if, as and when issued in accordance with the Registration Statement and the related joint proxy statement/prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first above written and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                    Very truly yours,

                                    /s/ Hunton & Williams